                                                          FOURTH AMENDMENT TO
                                                           RIGHTS AGREEMENT

                  THIS FOURTH AMENDMENT TO RIGHTS  AGREEMENT (this "Fourth  Amendment") is made and entered into as of this 30th day of
May, 2001, by and between FRONTIER AIRLINES,  INC. (the "Company") and COMPUTERSHARE TRUST COMPANY,  INC., as Rights Agent (the "Rights
Agent").

                                                               Recitals

                  A.       The Company and American  Securities  Transfer & Trust,  Inc.,  predecessor in interest to the Rights Agent, entered into a Rights Agreement dated as of February 20, 1997 (the "Rights Agreement"); and

                  B.       The Board of Directors of the Company,  by resolution duly adopted on May 30,  2001,  authorized this Fourth
Amendment to the Rights Agreement.

                                                               Agreement

                  The Company and the Rights Agent hereby amend the Rights Agreement as follows:

         1.       Section 27 of the Rights Agreement is hereby amended in its entirety to read as follows:

                  Section 27.  Supplements and  Amendments.  Prior to the  Distribution  Date, the Company may, and the Rights
                               ----------------------------
                  Agent shall if the Company so directs,  supplement  or amend any  provision  of this  Agreement  without the approval  of any  holders  of  certificates  representing  shares  of  Common  Stock.  From  and  after  the
                  Distribution  Date the Company and the Rights Agent shall,  if the Company so directs,  supplement  or amend this  Agreement  without the approval of any holders of Rights in order (i) to cure any  ambiguity,  (ii) to correct or supplement any provision  contained  herein that may be defective or inconsistent  with any other provisions  herein,  (iii) to  shorten or lengthen any time period or to change the Purchase Price hereunder
                  (which  lengthening or shortening,  or change to the Purchase  Price,  following the first  occurrence of an event set forth in clauses (i) or  (ii) of the first provision to Section 23(a)  hereof,  shall be effective only if there are Continuing  Directors and shall require the  concurrence of a majority of such  Continuing
                  Directors),  or (iv) to change or supplement  the provisions  hereunder in any manner that the Company deems necessary  or  desirable  and that  does not  adversely  affect  the  interests  of the  holders  of  Rights
                  Certificates (other than any Acquiring Person);  provided, this Agreement may not be supplemented or amended to lengthen,  pursuant to clause (iii)  of this sentence,  (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then  redeemable,  or (B) any  other time period  unless such lengthening  is for the purpose of  protecting,  enhancing or clarifying  the rights of, and/or the benefits to, the  holders of Rights.  Without  limiting  the  foregoing,  the Company may at any time or from time to time prior to such time as any  Person  becomes  an  Acquiring  Person  amend  this  Agreement  to lower the thresholds set forth in  Sections 1(a)  and 1(i) to not less than 10%. Prior to the  Distribution  Date, the interests of the holders of Rights shall be deemed  coincident  with the  interests of the holders of Common
                  Stock.

         2.       The remainder of the Rights  Agreement  shall remain  unchanged,  and the Rights  Agreement as amended  above,  shall remain in full force and effect.

                  IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be fully  executed on their behalf as of the date first above written.

                                                          FRONTIER AIRLINES, INC.

                                                          By:
                                                             ------------------------------------------------------
                                                          Name:
                                                          Title:

                                                          COMPUTERSHARE TRUST COMPANY, INC.

                                                          By:
                                                             ------------------------------------------------------
                                                          Name:
                                                          Title: